UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

In connection with the Chapter 11 bankruptcy filing by each of Reddy Ice Holdings, Inc. and its subsidiary Reddy Ice Corporation (collectively, the “Company”), the Company anticipates disclosing certain financial information regarding its first quarter 2012 financial results to parties not subject to confidentiality agreements (the “Disclosed Information”).  The Disclosed Information was prepared and will be disclosed solely in connection with the Chapter 11 bankruptcy cases and not for use by other holders or prospective holders of the Company’s securities.

The Disclosed Information includes historical financial information and projections that are subject to numerous assumptions, risks and limitations. The Disclosed Information was prepared prior to the completion of the Company’s financial statements for the quarter ended March 31, 2012; as a result the historical financial information included in the Disclosed Information may differ from the Company’s actual results when they are reported.

For the three months ended March 31, 2012 and 2011, the Company’s preliminary revenues, Adjusted EBITDA and Pro Forma Adjusted EBITDA were as follows:

	Three Months Ended March 31,
	2012	2011
	(in millions)
Revenues	$44.3	$40.8
Adjusted EBITDA	(8.9)	(8.7)
Pro Forma Adjusted EBITDA	(8.9)	(9.0)

The financial information reflected in the Disclosed Information does not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s independent registered public accounting firm has not audited or completed its review procedures on the Disclosed Information. The Disclosed Information includes Adjusted EBITDA, which is not a measure recognized under GAAP. This measure does not purport to be an alternative to measures presented in accordance with GAAP, and Adjusted EBITDA does not purport to be an alternative to Net Income (Loss) as a measure of profitability or cash flows from operations as an alternative to liquidity. A reconciliation of the Company’s Adjusted EBITDA to Net Income (Loss) will be provided in the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012 when they are filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       May 7, 2012

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer

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